INDENTURE of ADOPTION

NORTHERN ILLINOIS GAS COMPANY

TO

CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF
CHICAGO

TRUSTEE UNDER INDENTURE, DATED AS OF JANUARY 1, 1954,

OF COMMONWEALTH EDISON COMPANY

DATED FEBRUARY 9, 1954




NORTHERN ILLINOIS GAS COMPANY
INDENTURE OF ADOPTION DATED FEBRUARY 9, 1954

TABLE OF CONTENTS*

                                                PAGE
 Parties                                        1
 Recitals                                       1
 Sec. 1. Adoption of Indenture by Northern
        Illinois Gas Company                    2
 Sec. 2. Confirmation by Northern Illinois Gas
        Company of lien of Indenture and title
        of Trustee to mortgaged property        2
 Sec. 3. Assumption of bonds of 1979 Series
        by Northern Illinois Gas Company        2
 Sec. 4. Acceptance by Trustee of Northern
        Illinois Gas Company as sole mortgagor
        and obligor in respect of Indenture and
        bonds of 1979 Series                    2
 Sec. 5. Indenture of Adoption to bind
        successors and assigns of parties       2
 Sec. 6. Execution in counterparts              2
 Testimonium                                    2
 Execution                                      3
 Acknowledgment by Northern Illinois Gas
        Company                                 4
 Acknowledgment by Trustee                      5

*Note: The Table of Contents was not a part of the Indenture of Adoption in the form in which it was executed.




THIS INDENTURE of ADOPTION, dated February 9, 1954, be-tween NORTHERN ILLINOIS GAS COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Gas Company"), and
     CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY
     OF CHICAGO, a national banking association organized and existing under the laws of the United States of America, as Trustee under a certain Indenture, dated as of January 1, 1954 (hereinafter called the "Indenture"), of Commonwealth Edison Company
     (hereinafter called the "Edison Company"),

WITNESSETH:

    WHEREAS, pursuant to a certain agreement dated January
22, 1954 (known as the Separation Agreement), between the
Edison Company and the Gas Company, the Edison Company has heretofore, in the order stated, (a) procured the release of its gas and heating utility properties and franchises from the lien (to the extent subject thereto) of its Mortgage dated July 1, 1923, and indentures supplemental thereto, under which Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft are
Trustees, (b) executed and delivered, and subjected such gas utility properties and franchises (with certain express exceptions) to the lien of, the Indenture, (c) executed, procured the authentication by the Trustee under the Indenture of, and sold and delivered to certain purchasers, $60,000,000 aggregate principal amount of its Gas Divisional Lien Bonds, 3-1/2% Series due January 1,
1979 (hereinafter called the "bonds of the 1979 Series"), secured by the lien of the Indenture, and (d) transferred and conveyed to the Gas Company all or substantially all of its gas and heating utility properties, franchises and certain related inventories, subject to the lien of the Indenture in the case of such of said gas utility properties and franchises as had, as aforesaid, been subjected to such lien; and

    WHEREAS, the Gas Company, in and by said Separation
Agreement, has agreed, as part consideration for such transfer and conveyance, to adopt the Indenture as its own by entering into, with the Trustee under the Indenture, an indenture substantially in the form of this Indenture of Adoption, and to assume the bonds of the 1979 Series;

    NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar duly paid by the Trustee under the Indenture to the Gas Company, the receipt whereof is hereby acknowledged, it is agreed as follows:

2

         SECTION 1. The Gas Company hereby adopts the
     Indenture as its own, in all respects, and hereby agrees to observe, perform and discharge all covenants, agreements and undertakings whatsoever in respect of which the Edison Company has become obligated by virtue of its execution and delivery of the Indenture.

         SECTION 2. The Gas Company, for the equal and proportionate benefit and security of the holders of all bonds at any time issued under the Indenture and indentures supplemental thereto, hereby confirms the lien of the Indenture upon the mortgaged property (as that term is defined in the Indenture), including, as and to the extent contemplated by the Granting
     Clauses of the Indenture, the lien thereof upon property which shall hereafter be acquired by the Gas
     Company or (subject to the provisions of Section
     16.03 of the Indenture) any successor corporation;
     and the Gas Company hereby confirms the title of the Trustee under the Indenture in and to all such property.

         SECTION 3. Contemporaneously with the execution and delivery of this Indenture of Adoption, the Gas
     Company is assuming the bonds of the 1979 Series by execution of the assumption endorsement appearing upon each of such bonds.

         SECTION 4. Continental Illinois National Bank and
     Trust Company of Chicago, as Trustee under the Indenture, has joined with the Gas Company in the execution of this Indenture of Adoption for the purpose of evidencing its acceptance of the provisions hereof and its acceptance of the Gas
     Company, in substitution for the Edison Company, as the sole mortgagor and obligor under, upon or in respect of the Indenture and the bonds of the 1979
     Series.

         SECTION 5. This Indenture of Adoption shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

         SECTION 6. This Indenture of Adoption may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this Indenture of Adoption to be executed in its name by its President or one of its Vice-Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary, and Continental Illinois National Bank and
Trust Company of Chicago, as Trustee under the Indenture, has, for the purposes herein expressed, caused this Indenture of Adoption to be executed in its name by one of its Vice-Presidents, and its corporate seal to be hereunto

3

affixed and attested by one of its Assistant Secretaries, the day and year first above written.

                         NORTHERN ILLINOIS GAS COMPANY

(CORPORATE SEAL)          By H.P. SEDWICK
                                      President

Attest:

     FRED N. BAXTER
              Secretary

                         CONTINENTAL ILLINOIS NATIONAL
                         BANK AND TRUST COMPANY OF
                         CHICAGO, as  Trustee

(CORPORATE SEAL)          By E.B. STOFFT
                                    Vice-President

Attest:

     E. J. FRIEDRICH
            Assistant Secretary


4


STATE OF ILLINOIS
COUNTY OF COOK      ss.

    I, James Kuffner, a Notary Public in and for said
County, in the State aforesaid, DO HEREBY CERTIFY that H.
P. Sedwick, the President of Northern Illinois Gas
Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and Fred N. Baxter, the Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such President and Secretary, respectively, and who are both personally known to me to be President and Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such President and Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

    GIVEN under my hand and notarial seal this 9th day of February, A.D. 1954.

(NOTARIAL SEAL)
                                   JAMES KUFFNER
                                        Notary Public

My Commission expires January 6, 1957.



5


STATE OF ILLINOIS,
COUNTY OF COOK          ss.

    I, H. J. Groener, a Notary Public in and for said
County, in the State aforesaid, DO HEREBY CERTIFY that E.
B. Stofft, a Vice-President of Continental Illinois
National Bank and Trust Company of Chicago, a national banking association, one of the parties described in and which executed the foregoing instrument, and E. J.
Friedrich, an Assistant Secretary of said banking association, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice-President and Assistant Secretary, respectively, and who are both personally known to me to be a Vice-President and an Assistant Secretary, respectively, of said banking association, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice-President and Assistant Secretary, respectively, of said banking association, and as the free and voluntary act of said banking association, for the uses and purposes therein set forth.

    GIVEN under my hand and notarial seal this 9th day of February, A.D. 1954.

(NOTARIAL SEAL)
                                   H. J. GROENER
                                        Notary Public

My Commission expires April 28, 1956.



6


RECORDING DATA

    This Indenture of Adoption was recorded on February 9,
1954, in the Offices of the Recorders of Deeds in certain
Counties of the State of Illinois, as follows:

                                                Document
County                Book              Page    No.

Boone            93 of Mortgages        270     109368
Cook                 50143              535     15829738
DeKalb   Vol. 27 Miscellaneous Records  1391    267638
DuPage             81                   72      707471
Grundy            216                   314     159642
Henry             566                   576     221497
Kane             1668                   --      743756
Kankakee          704 of Records        75      441994
Kendall     68 of Trust Deed Records    427     107751
Lake             1228 of Records        229     815653
LaSalle          1004 of Records         630    415974
Lee        36 of Miscellaneous Records   259     283637
Livingston   59 of Miscellaneous Records 71     241682
McHenry           440 of Records         483    275151
Ogle                29 of Miscellaneous  105    301771
Whiteside        10-A of Records         812    223281
Will             1451                    257    744091

    This Indenture of Adoption was also filed on February
9, 1954, in the Office of the Registrar of Titles of Cook
County, Illinois, as Torrens Document No. 1506533.

         This Indenture of Adoption was also recorded on November 1, 1955 in the Offices of the Recorders of Deeds in certain Counties of the State of Illinois, as follows:

                                                     Document
   County              Book                 Page     No.

   DeWitt Vol. 141 of Miscellaneous Records 280    35868
   McLean          650 of Deeds             1      49014
   Piatt          Vol. 221                  468    137986

         This Indenture of Adoption was also recorded in the Offices of the Recorders of Deeds in certain
     Counties of the State of Illinois, as follows:

      Date                                           Document
    Recorded     County         Book        Page      No.

  June 5, 1959 Jo Daviess   109 of Mortgages  133     91312
  June 8, 1959 Stephenson   P-93              12      81-4793



    This Indenture of Adoption was also recorded in the Office of the Recorder of Deeds in Iroquois County,
Illinois, as follows:

  Date                                     Document
Recorded           Book         Page          No.

July 6, 1960        757           281      450762